AMERICAN MOLD GUARD NAMES PAUL BOWMAN AS CHIEF FINANCIAL OFFICER (CFO)

San Juan Capistrano, CA, May 4, 2006 - American Mold Guard, Inc. (Nasdaq: AMGIU;
BSE: AMGI), a provider of mold prevention services to the residential real estate construction industry, today announced Paul Bowman has been named Chief Financial Officer. Mr. Bowman replaces Mark Davidson in that position. Mr. Davidson will continue in his role serving as the Company's Chief Operating Officer.

Mr. Bowman joins American Mold Guard after an extensive career at Applied Materials Corporation (NASDAQ:AMAT), where he worked as the Managing Director of Investor Relations and previous to that, as Managing Director of Finance for Worldwide Manufacturing. Prior to joining Applied Material Corporation, Mr. Bowman spent his career with Unisys Corporation (NYSE:UIS) and with IBM Corporation (NYSE:IBM) in various financial management positions.

"Paul's extensive financial and management experience will help prepare us for the Company's next stage of growth," commented Tom Blakeley, American Mold Guard's Chief Executive Officer.

Blakeley added, "together with Paul we have a strong team in place and are excited about the prospect for future growth."

ABOUT AMERICAN MOLD GUARD, INC.

Founded in 2002, American Mold Guard, Inc. is an industry leader in the field of mold prevention services. Its services are primarily focused on the residential real estate construction industry in California, Texas, Florida and Louisiana. Its customers include many of the largest national and regional home builders.
Visit: www.americanmoldguard.com

STATEMENTS IN THIS PRESS RELEASE THAT ARE NOT STATEMENTS OF HISTORICAL OR CURRENT FACT CONSTITUTE "FORWARD-LOOKING STATEMENTS." SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER UNKNOWN FACTORS THAT COULD CAUSE THE COMPANY'S ACTUAL OPERATING RESULTS TO BE MATERIALLY DIFFERENT FROM ANY HISTORICAL RESULTS OR FROM ANY FUTURE RESULTS EXPRESSES OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. IN ADDITION TO STATEMENTS THAT EXPLICITLY DESCRIBE THESE RISKS AND UNCERTAINTIES, READERS ARE URGED TO CONSIDER STATEMENTS THAT CONTAIN TERMS SUCH AS "BELIEVES," "BELIEF," "EXPECTS," "EXPECT," "INTENDS," "INTEND," "ANTICIPATE," "ANTICIPATES," "PLANS," "PLAN," TO BE UNCERTAIN AND FORWARD-LOOKING. THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN ARE ALSO SUBJECT GENERALLY TO OTHER RISKS AND UNCERTAINTIES THAT ARE DESCRIBED FROM TIME TO TIME IN THE COMPANY'S FILINGS WITH SECURITIES AND EXCHANGE COMMISSION. THE COMPANY UNDERTAKES NO OBLIGATION TO REVISE OR UPDATE PUBLICLY ANY FORWARD-LOOKING STATEMENTS FOR ANY REASON.

Contact:

Tom Blakeley
American Mold Guard, Inc.
949-240-5144
tomb@americanmoldguard.com

Investor Relations Contact:
Tony Schor, President
Investor Awareness, Inc.
847-945-2222
www.investorawareness.com